AUTHORIZATION LETTER
January 27, 2006
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549
Attn:  Filing Desk
To Whom It May Concern:
By means of this letter I authorize Frank Litvack,
Michael Boennighausen or Ruchita Singhal or any of
them individually, to sign on my behalf all forms
required under Section 16(a) of the Securities Exchange
Act of 1934, as amended, relating to transactions
involving the stock or derivative securities of
Conor Medsystems, Inc.  Any of these individuals is
accordingly authorized to sign any Form 3, Form 4,
Form 5 or amendment thereto which I am required to
file with the same effect as if I had signed them
myself.
This authorization shall remain in effect until
revoked in writing by me.
Yours truly,
/s/ Steven B. Gerber
Steven B. Gerber-
POWER OF ATTORNEY
       Know all by these presents, that the
undersigned hereby constitutes and appoints
each of Frank Litvack, Michael Boennighausen
or Ruchita Singhal, signing individually, the
undersigned's true and lawful attorneys-in fact
and agents to:
       (1) execute for and on behalf of the
undersigned, an officer, director or holder of 10%
or more of a registered class of securities of
Conor Medsystems, Inc. (the "Company"), Forms 3, 4
and 5 in accordance with Section 16(a) of the
Securities Exchange Act of 1934, as amended
(the "Exchange Act") and the rules thereunder;
       (2) do and perform any and all acts for and
on behalf of the undersigned that may be necessary
or desirable to complete and execute such Form 3, 4
or 5, complete and execute any amendment or
amendments thereto, and timely file such forms or
amendments with the United States Securities and
Exchange Commission and any stock exchange or similar
 authority; and
       (3) take any other action of any nature
whatsoever in connection with the foregoing which,
in the opinion of such attorney-in-fact, may be of
benefit, in the best interest of, or legally required
by, the undersigned, it being understood that the
documents executed by such attorney-in-fact on behalf
of the undersigned pursuant to this Power of Attorney
shall be in such form and shall contain such terms
and conditions as such attorney-in-fact may approve
in such attorney-in-fact's discretion.
       The undersigned hereby grants to each such
attorney-in-fact full power and authority to do and
perform any and every act and thing whatsoever requisite,
necessary, or proper to be done in the exercise of
any of the rights and powers herein granted, as fully
to all intents and purposes as the undersigned might
or could do if personally present, with full power of
substitution or revocation, hereby ratifying and
confirming all that such attorney-in-fact, or such
attorney-in-fact's substitute or substitutes, shall
awfully do or cause to be done by virtue of this power
of attorney and the rights and powers herein granted.
The undersigned acknowledges that the foregoing
attorneys-in-fact, in serving in such capacity at the
request of the undersigned, are not assuming, nor is the
Company assuming, any of the undersigned's
responsibilities to comply with Section 16 of the Exchange
Act.
       This Power of Attorney shall remain in full force
and effect until the earliest to occur of (a) the
undersigned is no longer required to file Forms 3, 4 and
5 with respect to the undersigned's holdings of and
transactions in securities issued by the Company, (b)
revocation by the undersigned in a signed writing
delivered to the foregoing attorneys-in-fact or (c) as to
each of Frank Litvack, Michael Boennighausen or Ruchita
Singhal individually, until such attorney-in-fact shall
no longer be employed by the Company.

IN WITNESS WHEREOF, the undersigned has caused this
Power of Attorney to be executed as of this 27th day of
January, 2006.
Yours truly,

/s/ Steven B. Gerber
Steven B. Gerber
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